As Filed With the Securities and Exchange Commission on April 11, 2002
                                     Registration Statement No. 333-84642
=============================================================================
                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                               AMENDMENT NO. 1
                                   to the
                                  FORM S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          DELTA PETROLEUM CORPORATION
                (Exact name of registrant as specified in its charter)

                                   Colorado
              (State or jurisdiction of incorporation or organization)

                                  84-1060803
                  (I.R.S. Employer Identification Number)

                           475 17th Street, Suite 1400
                            Denver, Colorado 80202
                                (303) 293-9133
   (Address and telephone number of issuer's principal executive offices)

                    Roger A. Parker, Chief Executive Officer

                           475 17th Street, Suite 1400
                            Denver, Colorado 80202
                                (303) 293-9133
             (Name, address and telephone number of agent for service)

Approximate date of proposed sale to public: As soon as the registration statement is effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.




                        CALCULATION OF REGISTRATION FEE
=============================================================================
                                                   Proposed
                                      Estimated    Maximum
Title of Each                         Offering     Aggregate     Amount of
Class of Securities    Amount to be   Price        Offering      Registration
to be Registered       Registered(1)  Per Unit     Price         Fee
-----------------------------------------------------------------------------


Common Stock,
$.01 par value         1,503,669      $4.28(2)    $6,435,703.02  $592.08(3)

Common Stock,
$.01 par value           137,476      $4.65(4)    $  639,263.40  $ 58.81
                                                                 -------
                                                                 $650.89(5)

=============================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) In accordance with Rule 457(c), the aggregate offering price of our stock was estimated solely for calculating the registration fees due for the initial filing of this Registration Statement. This estimate was based on the average of the high and low sales price of our stock reported by the Nasdaq Small-Cap Market on March 15, 2002, which was $4.275 per share.

(3)  This amount was paid with the original filing on March 20, 2002.

(4) In accordance with Rule 457(c), the aggregate offering price of our stock is estimated solely for calculating the registration fees due for the filing of this Amendment to the Registration Statement. This estimate was based on the average of the high and low sales price of our stock reported by the Nasdaq Small-Cap Market on April 8, 2002, which was $4.65 per share.

(5)  Of this amount, $592.08 was paid with the original filing on March
20,2002.





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     This amendment to Delta Petroleum Corporation's registration statement on
Form S-3 filed on March 20, 2002 relates solely to the registration of an additional 137,476 shares held by the following selling shareholders:

                            No. of shares   No. of shares   No. of shares
                            owned prior     being sold      held after
Name                        to offering     in offering     offering
----                        --------------  -------------   -------------

John C. Thomas                 68,738          68,738               -0-
BHCH Properties, Ltd.          34,369          34,369               -0-
BHCH Mineral, Ltd.             34,369          34,369               -0-










































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
                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado on the 10th day of April, 2002.

                                  DELTA PETROLEUM CORPORATION


                                  By: /s/ Roger A. Parker
                                      ---------------------------------
                                      Roger A. Parker, Chief Executive
                                      Officer


                                  By: /s/ Kevin K. Nanke
                                      ---------------------------------
                                      Kevin K. Nanke, Chief Financial
                                                      Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amentment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons on our behalf and in the capacities and on the dates indicated.


Signature and Title                           Date
-------------------                           ----



/s/ Aleron H. Larson, Jr.                     April 10, 2002
----------------------------------
Aleron H. Larson, Jr., Director


/s/ Roger A. Parker                           April 10, 2002
----------------------------------
Roger A. Parker, Director


/s/ James B. Wallace                          April 10, 2002
----------------------------------
James B. Wallace, Director


/s/ Jerrie F. Eckelberger                     April 10, 2002
----------------------------------
Jerrie F. Eckelberger, Director







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